UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2006

HOOKER FURNITURE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia

(State or other jurisdiction of incorporation or organization)

000-25349	54-0251350
(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112
(Address of principal executive offices)	(Zip Code)

(276) 632-0459

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 16, 2006, each non-employee director of Hooker Furniture Corporation (the “Company”) received an award of restricted shares of Company common stock, no par value (“restricted stock”), pursuant to the terms of the Hooker Furniture Corporation 2005 Stock Incentive Plan (the “Plan”). The number of shares of restricted stock awarded to each non-employee, or “outside,” director was determined by dividing fifty percent (50%) of the total fees payable to the director for 2006, by the fair market value of Company common stock (as defined in the Plan) on the January 16, 2005 grant date, rounded to the nearest whole share. The number of shares of restricted stock granted to each outside director is set forth in the table below:

Outside Director	Restricted Stock Grant (# of shares)
W. Christopher Beeler, Jr.	1,029
Robert M. “Mac” Cooper	784
John L. Gregory, III	882
Mark F. Schreiber	931
L. Dudley Walker*	147
Henry G. Williamson, Jr.	1,078

*	L. Dudley Walker has reached age 75 and will not be re-nominated to serve on the Company’s board of directors after the 2006 annual meeting of shareholders in accordance with Company policy.

The restricted stock will become fully vested, and any restrictions applicable to the restricted stock awards under the terms of the Plan will lapse, on January 16, 2009 if the outside director continuously serves as an outside director of the Company until that date or, if earlier, the date on which the outside director dies, becomes disabled, the first annual meeting of the Company’s shareholders following the outside director’s attainment of age 75, or the occurrence of a change in control of the Company.

A copy of the form of agreement for the outside director restricted stock grants is filed with this report as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
99.1	Form of Outside Director Restricted Stock Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ R. GARY ARMBRISTER
R. Gary Armbrister
Chief Accounting Officer

Date: January 16, 2006

EXHIBIT INDEX

Exhibit	Description
99.1	Form of Outside Director Restricted Stock Agreement

EI-1